SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 2, 2006
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NT HOLDING CORP.
(Exact name of registrant as specified in Charter)

NEVADA	000-15303	73-1215433
(State or other jurisdiction of	(Commission File No.)	(IRS Employee Identification No.)
incorporation or organization)

8th Floor, No. 211 Johnston Road
Wanchai, Hong Kong
(Address of Principal Executive Offices)

852-2836-6202
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Completion of Acquisition

On June 2, 2006, Eastbay Management Limited, a British Virgin Islands company (“Eastbay”), which is a wholly-owned subsidiary of NT Holding Corp., a Nevada corporation (the “Company”), closed on the acquisition of 7,000 shares (the “Shares”) of PT Borneo Mineral Projects (“PT Borneo”), a private company organized under the laws of the Republic of Indonesia. All necessary governmental approvals were received prior to the closing.

In exchange for the Shares, Eastbay subscribed to contribute US$1,400,000 to PT Borneo’s share capital. The transaction was the subject of an agreement entered into on May 10, 2006 (the “Agreement”), by and among Eastbay, PT Borneo, and Chris Flanagan and Michael Alsop, who were the principal shareholders of PT Borneo prior to the closing. The Agreement was reported in a Current Report on Form 8-K filed on May 16, 2006 and attached thereto as an exhibit.

Subsequent to the closing of the transaction and as of the date hereof, the total issued and outstanding capital stock of PT Borneo is 10,000 shares, of which seventy percent (70%) are owned by Eastbay. The preexisting shareholders of PT Borneo hold the remaining thirty percent (30%).

About PT Borneo

Formed in September 2005, PT Borneo is engaged in the business of coal mining and exporting, specifically in connection with its right of concession on coal mines in the territory of East Kalimantan of the Republic of Indonesia (the “Mining Concession”). The Mining Concession covers a total area of 19,191 hectares and an estimated saleable coal reserve of approximately 22 million tons.

Following the closing described above, PT Borneo will continue to be managed primarily by its preexisting management, Chris Flanagan and Michael Alsop. Eastbay will provide assistance relating to sales, marketing and finances.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

The audited financial statements of PT Borneo as of and for the years ended December 31, 2005 and 2004, and the unaudited financial statements as of and for the three months ended March 31, 2006, to the extent required to be filed as part of this Current Report on Form 8-K, are not currently available.  Such financial statements shall be filed by amendment to this report on Form 8-K.

(b)	Pro forma financial information.

The unaudited Pro Forma Consolidated Financial Statements as of December 31, 2005 and as of March 31, 2006, to the extent required to be filed as part of this Current Report on Form 8-K, are not currently available.  Such financial information shall be filed by amendment to this report on Form 8-K.

(c)	Exhibits.

Reference is made to the Joint Venture Agreement dated May 10, 2006, between Eastbay, PT Borneo, Chris Flanagan and Michael Alsop, which was attached to and incorporated in a Current Report on Form 8-K filed on May 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 6, 2006	NT HOLDING CORP.

/s/ Chun Ka Tsun
By: Chun Ka Tsun
Its: Chief Executive Officer and Director